Exhibit 99.1

Financial Contact: Mike Knapp Knowles Investor Relations Phone: (630) 238-5236 Email: mike.knapp@knowles.com

Knowles Announces Preliminary fourth quarter results; sets Q4 and year end 2015 earnings call for February 11, 2016

ITASCA, Ill., Jan. 13, 2016 - Knowles Corporation (NYSE: KN), a market leader and global supplier of advanced micro-acoustic solutions and specialty components, today announced preliminary results for its fourth quarter of 2015. Projections for the quarter were previously provided in its quarterly earnings release on October 26, 2015.

Revenue for the fourth quarter is expected to be approximately $310 million, compared with the Company's previous projections for revenue to be in the range of $290 million to $310 million. Non-GAAP gross margin is expected to be between 32 percent and 34 percent, as compared to prior projections of 31 percent to 34 percent. Adjusted EBIT is expected to be approximately 8 percent to 9 percent. This compared with prior projections of 7 percent to 9 percent.

The Company also announced it will issue its fourth quarter and year end 2015 financial results on February 11, 2016 immediately after market close followed by a conference call at 3:30 p.m. Central Time (4:30 p.m. Eastern Time) to discuss the fourth quarter and year end 2015 results.

Webcast and Full Year 2015 Conference Call and Webcast Information
Analysts and investors are invited to join the Company’s quarterly financial conference call. The details of the conference call are as follows:

Date: Thursday, February 11, 2016
Time: 3:30 p.m. Central Time (4:30 p.m. Eastern Time)
U.S. Conference Call Number: (877) 359-9508
International Conference Call Number: (224) 357-2393
Pass Code: 26518603
Webcast: http://investor.knowles.com

A conference call replay will be available after 7:00 p.m. Central time on February 11 through 11:59 p.m. Central time on February 18 at (855) 859-2056 (United States); (404) 537-3406 (International). The access code is 26518603. A webcast replay will also be accessible after the conference call via the Knowles website at http://investor.knowles.com.

About Knowles
Knowles Corporation (NYSE: KN) is a market leader and global supplier of advanced micro-acoustic solutions and specialty components serving the mobile communications, consumer electronics, medical technology, military, aerospace and industrial markets. Knowles has a leading position in micro-electro-mechanical systems microphones, speakers and receivers which are used in smartphones, tablets and mobile handsets. Knowles is also a leading manufacturer of transducers used in hearing aids and other medical devices and has a strong position in oscillators (timing devices) and capacitor components which enable various types of communication. Knowles’ focus on the customer, combined with unique technology, rigorous testing and global scale, helps to deliver innovative solutions and consistently dependable and precise products. Founded in 1946 and headquartered in Itasca, Illinois, Knowles has more than 13,000 employees in 15 countries around the world. For more information, www.knowles.com.

Forward Looking Statements
A number of forward-looking statements are included in this press release, including preliminary results for Knowles’ fourth quarter of 2015. Forward-looking statements are any statements that are not historical facts. The words “anticipate,” “expect,” “project,” “will,” and similar expressions, among others, generally identify forward-looking statements. These forward-looking statements are based on the current plans and expectations of Knowles and are expressed in good faith and believed to have a reasonable basis, but there can be no assurance that such plans or expectations will be achieved or accomplished. Because forward-looking statements involve risks and uncertainties, Knowles’s actual results could differ materially from those projected, anticipated or implied in these statements. Factors that could cause actual results or events to differ materially from those anticipated include the matters described under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Knowles’ Form 10-K filed with the SEC. Knowles disclaims any duty to update any forward-looking statement, except as required by law.

Supplemental Information
In addition to the GAAP results included in this press release, Knowles has presented non-GAAP gross profit margin and Adjusted EBIT, each of which are non-GAAP financial measurements. These non-GAAP measures exclude among other items, amortization of intangibles, stock-based compensation, production and restructuring related costs, and related tax effects on these items. Knowles uses non-GAAP measures as supplements to its GAAP results of operations in evaluating certain aspects of its business, and its Board of Directors and executive management team focus on non-GAAP items as key measures of Knowles’ performance for business planning purposes. These measures assist Knowles in comparing its performance between various reporting periods on a consistent basis, as these measures remove from operating results the impact of items that, in Knowles’ opinion, do not reflect its core operating performance. Knowles believes that its presentation of non-GAAP information is useful because it provides investors and securities analysts with the same information that Knowles uses internally for purposes of assessing its core operating performance.

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